LIONBRIDGE REPORTS FIRST QUARTER RESULTS WITH RECORD REVENUE OF
$136.8 MILLION, GAAP EPS OF $0.05 AND NON-GAAP EPS OF $0.14

Provides Positive Q2 Outlook with Approximately $5-10 Million Sequential Quarter Revenue Growth

WALTHAM, Mass. – May 07, 2015 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced financial results for the quarter ended March 31, 2015. Financial highlights for the quarter include:

•	Record revenue of $136.8 million, a year-on-year increase of $16.6 million or 14% compared to the first quarter of 2014.

•
GAAP net income of $3.1 million, or $0.05 per share based on 62.3 million fully diluted shares outstanding. This marks a year-on-year increase of $1.2 million, or $0.02 per share, compared to the first quarter of 2014.

•
Non-GAAP adjusted earnings of $8.8 million or $0.14 per share, a year-on-year increase of $4.0 million or $0.06 per share. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and acquisition-related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled "Non-GAAP Financial Measures" and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	An ending cash balance of $25.2 million.

•	During the quarter the Company paid down $6 million of bank debt related to the financing of the Company’s recent acquisition of CLS Communication.

•	The Company acquired 254,000 shares of its common stock in Q1 for an aggregate purchase price of $1.4 million.
The company secured several new customer engagements in the quarter, including a market leader in personal computing solutions, a world leader in family entertainment, a leading brand in the beverage industry, and a leader in defense, aerospace and security, indicating a strong pace of new business beginning the year.

On January 7th, 2015, Lionbridge completed the acquisition of CLS Communication, a privately-held provider of translation solutions to clients in the financial services, industrial, public sector and life sciences markets with annual revenue of approximately $80 million.

“As we begin 2015 we are driving positive momentum in several key areas. We are integrating our acquisition of CLS as planned with ongoing opportunities for cost and revenue synergies. Sequential revenue with our largest client was largely stable in Q1 as compared to the prior quarter. Our marketing services offerings continue to accelerate. In fact, excluding revenue from our largest client, standalone revenue grew 10% year-on-year in constant currency excluding CLS,” said Rory Cowan, CEO, Lionbridge. “These positive trends, combined with a favorable currency environment for earnings, suggest solid financial performance in the second quarter and FY 2015.”

Lionbridge provided an outlook for the second quarter of 2015 with revenue of $142-147 million.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-619-0332 and international callers can dial 210-234-0570. The passcode for the call is Lionbridge. The conference call will also be available live via the Internet www.lionbridge.com.

Non-GAAP Financial Measures
In this release, the Company's adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share and has provided a reconciliation of GAAP net income to adjusted earnings and adjusted earnings per share at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 28 countries. To learn more, visit http://www.lionbridge.com.

Forward Looking Statements.
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, expected revenue and gross margin growth and outlook, the momentum, pace and strengthening of such growth, of Lionbridge in Q2 2015 and FY 2015, future business with Lionbridge’s largest customer. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge's actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge's ability to integrate its acquisition of CLS Communication (“CLS”) and the pace of such integration actions; the timing of the realization of any synergies associated with the acquisition of CLS; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company's ability to successfully manage this exposure through hedge instruments and other strategies; its ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business, including a sequential decline in business with our largest customer; Lionbridge’s ability to expand its relationships with existing clients; Lionbridge’s ability to broaden its client base; the Company's dependence on clients' product releases, production schedules and procurement strategies to generate revenues; the anticipated benefits of expansion of global language workflow technologies; the impact of competing language technology on the Company's existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions and the timing of the realization of such benefits; errors, interruptions or delays in cloud-based technology; breaches of security measures; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the portion of the Company's service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company's services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge's ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge's ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC (copies of which may be accessed through the SEC's website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2015	2014
Revenue	$136,807	$120,205
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	90,550	83,079
Sales and marketing	11,975	9,920
General and administrative	23,868	20,346
Research and development	2,015	1,739
Depreciation and amortization	2,251	1,849
Amortization of acquisition-related intangible assets	998	798
Restructuring and other charges	2,938	335
Total operating expenses	134,595	118,066
Income from operations	2,212	2,139
Interest expense:
Interest on outstanding debt	484	149
Amortization of deferred financing charges	90	27
Interest income	16	19
Other income, net	(2,513)	(348)
Income before income taxes	4,167	2,330
Provision for income taxes	1,072	448
Net income	$3,095	$1,882

Net income per share of common stock:
Basic	$0.05	$0.03
Diluted	$0.05	$0.03
Weighted average number of common shares outstanding:
Basic	60,415	60,208
Diluted	62,324	63,506

LIONBRIDGE TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands)	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$25,225	$36,893
Accounts receivable, net of allowance of $250 at March 31, 2015 and December 31, 2014	77,563	66,479
Unbilled receivables	27,986	25,843
Other current assets	17,338	12,090
Total current assets	148,112	141,305
Property and equipment, net	25,750	23,622
Goodwill	61,589	21,937
Acquisition-related intangible assets, net	45,566	12,232
Other assets	7,288	5,677
Total assets	$288,305	$204,773
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$2,407	$—
Accounts payable	25,593	21,885
Accrued compensation and benefits	21,451	17,249
Accrued outsourcing	10,489	10,429
Accrued restructuring	3,587	3,492
Income taxes payable	3,794	2,123
Accrued expenses and other current liabilities	10,914	10,485
Deferred revenue	10,667	11,866
Total current liabilities	88,902	77,529
Long-term debt, net of current portion	90,672	27,000
Deferred income taxes, long-term	4,710	704
Other long-term liabilities	21,367	13,786
Total liabilities	205,651	119,019
Stockholders’ equity:
Preferred stock	—	—
Common stock	644	635
Additional paid-in capital	269,862	272,252
Accumulated deficit	(200,802)	(203,897)
Accumulated other comprehensive income	12,950	16,764
Total stockholders’ equity	82,654	85,754
Total liabilities and stockholders’ equity	$288,305	$204,773

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Earnings (Unaudited)
Comparison of Three Months Ended March 31, 2015 to Three Months Ended March 31, 2014

	Three Months Ended March 31,
(In thousands, except per share amounts)	2015	2014
Net income	$3,095	$1,882
Amortization of acquisition-related intangible assets	998	798
Stock-based compensation	1,790	1,814
Restructuring and other charges	2,938	335
Adjusted earnings	$8,821	$4,829
Fully diluted weighted-average number of common shares outstanding	62,324	63,506
Adjusted diluted earnings per share	$0.14	$0.08